Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for September 30, 2015, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
September 30, 2015	BTO	John Hancock Financial Opportunities Fund			409735206
		Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)		$0.1487	40%	$0.5377	43%
Estimated Short-Term Capital Gain (1)		$0.0000	0%	$0.0000	0%
Estimated Long-Term Capital Gain (1)		$0.0000	0%	$0.7201	57%
Estimated Return of Capital (1), (2)		$0.2214	60%	$0.0000	0%
Total (per common share)		$0.3701	100%	$1.2578	100%

(1)

The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)

On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)

The Fund’s current fiscal year began on November 1, 2014, and will end on October 31, 2015.

The Fund has adopted a managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.3701 per share, which will continue to be paid quarterly until further notice. This amount was based upon an annual distribution rate of 5.53% of the Fund’s net asset value of $26.75 on June 30, 2015 at the time the Plan was last amended. The Board may amend the terms of the Plan or terminate the Plan at any time.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for March 31, 2015, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
March 31, 2015	BTO	John Hancock Financial Opportunities Fund			409735206
		Current istribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)		$0.1264	43%	$0.2710	46%
Estimated Short-Term Capital Gain (1)		$0.0000	0%	$0.0000	0%
Estimated Long-Term Capital Gain (1)		$0.1697	57%	$0.3212	54%
Estimated Return of Capital (1), (2)		$0.0000	0%	$0.0000	0%
Total (per common share)		$0.2961	100%	$0.5922	100%

(1)

The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)

On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)

The Fund’s current fiscal year began on November 1, 2014, and will end on October 31, 2015.

The Fund has adopted a managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.2961 per share, which will continue to be paid quarterly until further notice. This amount was based upon an annual distribution rate of 6.50% of the Fund’s net asset value of $18.22 on July 31, 2012 at the time the Plan was last amended. The Board may amend the terms of the Plan or terminate the Plan at any time.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for June 30, 2015, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
June 30, 2015	BTO	John Hancock Financial Opportunities Fund			409735206
		Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)		$0.1068	36%	$0.3852	43%
Estimated Short-Term Capital Gain (1)		$0.0062	2%	$0.0062	1%
Estimated Long-Term Capital Gain (1)		$0.0629	21%	$0.4969	56%
Estimated Return of Capital (1), (2)		$0.1202	41%	$0.0000	0%
Total (per common share)		$0.2961	100%	$0.8883	100%

(1)

The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)

On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)

The Fund’s current fiscal year began on November 1, 2014, and will end on October 31, 2015.

The Fund has adopted a managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.2961 per share, which will continue to be paid quarterly until further notice. This amount was based upon an annual distribution rate of 6.50% of the Fund’s net asset value of $18.22 on July 31, 2012 at the time the Plan was last amended. The Board may amend the terms of the Plan or terminate the Plan at any time.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Financial Opportunities Fund with information concerning the portion of the distributions made for December 31, 2014 that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
December 31, 2014	BTO	John Hancock Financial Opportunities Fund			409735206
		Current Distribution	% of Current Distribution	Cumulative Distributions for the Fiscal Year to Date(3)	% of the Cumulative Distributions for the Fiscal Year to Date(3)
Estimated Net Investment Income (1)		$0.1416	48%	$0.1416	48%
Estimated Short-Term Capital Gain (1)		$0.0000	0%	$0.0000	0%
Estimated Long-Term Capital Gain (1)		$0.1545	52%	$0.1545	52%
Estimated Return of Capital (1), (2)		$0.0000	0%	$0.0000	0%
Total (per common share)		$0.2961	100%	$0.2961	100%

(1)

The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)

On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)

The Fund’s current fiscal year began on November 1, 2014, and will end on October 31, 2015.

The Fund has adopted a managed distribution plan (the “Plan”). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.2961 per share, which will continue to be paid quarterly until further notice. This amount was based upon an annual distribution rate of 6.50% of the Fund’s net asset value of $18.22 on July 31, 2012 at the time the Plan was last amended. The Board may amend the terms of the Plan or terminate the Plan at any time.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investments Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.